Exhibit 99.1

Blucora Announces First Quarter 2016 Adjusted EBITDA up 11 Percent Year Over Year
Strong Tax Season Performance Drives 18 Percent Increase in TaxAct Revenue for the Full Season
BELLEVUE, WA — (Marketwired) — April 28, 2016 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the first quarter ended March 31, 2016 and provided preliminary tax season update.
First Quarter Highlights and Recent Developments

•	Blucora named John S. Clendening as president and chief executive officer

•	TaxAct revenue and segment income expected to grow approximately 18 percent and 20 percent respectively for the six months through June 30, 2016 compared to the same period last year

•	HD Vest net revenue(1) grew 5 percent and segment income grew 26 percent in the first quarter compared to the same period last year

•	Blucora paid down principal of Term B loan by 10 percent ($40M) and repurchased $28.4 million of convertible debt
“Our team continues to drive efforts to strengthen Blucora and execute on our strategic transformation into a technology-enabled financial solutions company,” said John Clendening, president and chief executive officer of Blucora. “We began 2016 with good momentum punctuated by our strong financial performance during this year’s tax season. Looking ahead, we are committed to our 2016 stated objectives of aggressively paying down debt, divesting our non-core businesses, reducing operating expenses, and delivering on our business performance goals. I am thrilled to lead a newly transformed Blucora, excited for what we can achieve together, and confident in our ability to enhance shareholder value.”
Eric Emans, chief financial officer and treasurer of Blucora, noted that the Company has made progress toward its commitment to pay down debt.  “We retired more than $65 million of debt in the quarter,” he explained, “lowering our net leverage ratio and highlighting the Company’s growth, predictable profit generation and strong free cash flow conversion.  Debt repayment will remain the top priority for our capital allocation strategy throughout this year and into 2017.”
The following presentation includes pro forma financial information and HD Vest. In addition, it excludes the Search and Content and E-Commerce segments which have been classified as discontinued operations for all periods presented. The Company believes that this presentation most accurately reflects the financial performance of the Company on a go-forward basis.
Summary Financial Performance: Q1 2016
($ in millions except per share amounts)

	Q1	Q1
	2016	2015	Change
	As reported	Pro forma
Revenue	$165.8	$157.9	5%
Wealth Management	$77.3	$76.8	1%
Tax Preparation	$88.5	$81.1	9%
Segment Income
Wealth Management	$10.9	$8.6	26%
Tax Preparation	$47.6	$44.1	8%
Unallocated Corporate Operating Expenses	$4.7	$4.4	7%
Adjusted EBITDA	$53.8	$48.4	11%
Non-GAAP:
Net Income	$39.3	$37.3	5%
Diluted Net Income Per Share	$0.94	$0.89	6%
GAAP:
Net Income Attributable to Blucora, Inc.	$22.7	$18.4	23%
Diluted Net Income Per Share Attributable to Blucora, Inc.	$0.54	$0.44	23%
See reconciliations of as reported and pro forma non-GAAP to GAAP measures in tables below.

(1) Net revenue represents Wealth Management segment revenue less Wealth Management services cost of revenue.

Tax Season Update

(in thousands, except %s)	Tax seasons ended
	April 19, 2016	April 16, 2015	% change
Consumer:
Online e-files	4,613	5,058	(9)%
Desktop e-files	234	261	(10)%
Sub-total e-files	4,847	5,319	(9)%
Free File Alliance e-files	158	172	(8)%
Total consumer e-files	5,005	5,491	(9)%
Professional tax preparer:
E-files	1,630	1,475	11%
Total e-files (consumer and preparer)	6,635	6,966	(5)%
Tax season begins on the first day that the IRS begins accepting e-files and ends on tax day +1.
Other
During the first quarter of 2016, the Company repaid $40.0 million on the TaxAct - HD Vest credit facility and repurchased $28.4 million of the Convertible Senior Notes for cash of $20.7 million. As a result, at the end of the first quarter, Blucora’s net leverage ratio was lowered by 1.1x.
Second Quarter and Full Year 2016 Outlook
For the second quarter of 2016, the Company expects revenues to be between $120.5 million and $124.5 million, Adjusted EBITDA to be between $33.7 million and $35.9 million, Non-GAAP income from continuing operations to be between $20.0 million and $22.7 million, or $0.48 to $0.54 per diluted share, and GAAP income from continuing operations to be between $4.5 million and $6.3 million, or $0.11 to $0.15 per diluted share.
For the full year 2016, the Company expects revenues to be between $452.0 million and $465.5 million, Adjusted EBITDA to be between $90.0 million and $94.0 million, Non-GAAP income from continuing operations to be between $39.9 million and $44.4 million, or $0.95 to $1.06 per diluted share, and GAAP loss from continuing operations to be between $5.0 million and $1.3 million, or $(0.12) to $(0.03) per diluted share.
Conference Call and Webcast
A conference call and live webcast will be held today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results and its outlook for the second quarter of 2016. We have also provided supplemental financial information to our results that can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com and filed with the SEC on Form 8-K. A replay of the call and management's prepared remarks will also be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.

Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended March 31,
	2016	2015
Revenue:
Wealth management services revenue	$77,291	$—
Tax preparation services revenue	88,474	81,068
Total revenue	165,765	81,068
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	52,269	—
Tax preparation services cost of revenue	3,207	2,137
Amortization of acquired technology	667	1,862
Total cost of revenue (1)	56,143	3,999
Engineering and technology (1)	4,295	1,090
Sales and marketing (1)	43,837	33,018
General and administrative (1)	12,753	7,146
Depreciation	975	351
Amortization of other acquired intangible assets	8,316	3,186
Total operating expenses	126,319	48,790
Operating income	39,446	32,278
Other loss, net (2)	(7,514)	(2,995)
Income from continuing operations before income taxes	31,932	29,283
Income tax expense	(11,643)	(9,868)
Income from continuing operations	20,289	19,415
Discontinued operations, net of income taxes	2,522	3,685
Net income	22,811	23,100
Net income attributable to noncontrolling interests	(144)	—
Net income attributable to Blucora, Inc.	$22,667	$23,100
Net income per share attributable to Blucora, Inc. - basic:
Continuing operations	$0.49	$0.47
Discontinued operations	0.06	0.09
Basic net income per share	$0.55	$0.56
Net income per share attributable to Blucora, Inc. - diluted:
Continuing operations	$0.48	$0.46
Discontinued operations	0.06	0.09
Diluted net income per share	$0.54	$0.55
Weighted average shares outstanding:
Basic	41,171	40,987
Diluted	41,610	41,899
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended March 31,
	2016	2015
Cost of revenue	$42	$29
Engineering and technology	411	133
Sales and marketing	601	195
General and administrative	3,175	1,548
Total stock-based compensation expense	$4,229	$1,905
(2) Other loss, net was allocated among the following captions (in thousands):

	Three months ended March 31,
	2016	2015
Interest income	$(25)	$(122)
Interest expense	9,191	2,388
Amortization of debt issuance costs	610	276
Accretion of debt discounts	1,406	940
Gain on debt extinguishment and modification expense	(3,843)	—
Gain on third party bankruptcy settlement	(18)	(476)
Other	193	(11)
Other loss, net	$7,514	$2,995

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$67,955	$55,473
Cash segregated under federal or other regulations	3,686	3,557
Available-for-sale investments	11,642	11,301
Accounts receivable, net of allowance	10,840	7,884
Commissions receivable	15,062	16,328
Other receivables	4,261	24,407
Prepaid expenses and other current assets, net	7,320	10,062
Current assets of discontinued operations	197,275	211,663
Total current assets	318,041	340,675
Long-term assets:
Property and equipment, net	11,093	11,308
Goodwill, net	551,027	548,959
Other intangible assets, net	387,359	396,295
Other long-term assets	2,216	2,311
Total long-term assets	951,695	958,873
Total assets	$1,269,736	$1,299,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,906	$4,689
Commissions and advisory fees payable	15,277	16,982
Accrued expenses and other current liabilities	17,063	13,006
Deferred revenue	7,945	11,521
Current portion of long-term debt, net	3,200	31,631
Current liabilities of discontinued operations	73,830	88,275
Total current liabilities	127,221	166,104
Long-term liabilities:
Long-term debt, net	344,891	353,850
Convertible senior notes, net	160,781	185,918
Deferred tax liability, net	98,501	103,520
Deferred revenue	2,868	1,902
Other long-term liabilities	10,490	10,932
Total long-term liabilities	617,531	656,122
Total liabilities	744,752	822,226

Redeemable noncontrolling interests	15,182	15,038

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,514,923	1,490,405
Accumulated deficit	(1,004,931)	(1,027,598)
Accumulated other comprehensive loss	(194)	(527)
Total stockholders’ equity	509,802	462,284
Total liabilities and stockholders’ equity	$1,269,736	$1,299,548

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2016	2015
Operating Activities:
Net income	$22,811	$23,100
Less: Discontinued operations, net of income taxes	2,522	3,685
Net income from continuing operations	20,289	19,415
Adjustments to reconcile net income from continuing operations to net cash from operating activities:
Stock-based compensation	4,229	1,905
Depreciation and amortization of acquired intangible assets	10,105	5,586
Excess tax benefits from stock-based award activity	(16,865)	(22,081)
Deferred income taxes	(5,127)	(14,277)
Amortization of premium on investments, net	79	483
Amortization of debt issuance costs	610	276
Accretion of debt discounts	1,406	940
Gain on debt extinguishment and modification expense	(3,843)	—
Other	13	—
Cash provided (used) by changes in operating assets and liabilities:
Cash segregated under federal or other regulations	(129)	—
Accounts receivable	(2,967)	(4,726)
Commissions receivable	1,266	—
Other receivables	20,146	1,612
Prepaid expenses and other current assets	2,709	3,570
Other long-term assets	95	26
Accounts payable	5,217	8,175
Commissions and advisory fees payable	(1,705)	—
Deferred revenue	(2,610)	(296)
Accrued expenses and other current and long-term liabilities	18,809	27,579
Net cash provided by operating activities from continuing operations	51,727	28,187
Investing Activities:
Purchases of property and equipment	(677)	(259)
Proceeds from sales of investments	—	3,000
Proceeds from maturities of investments	—	68,243
Purchases of investments	(403)	(66,833)
Net cash provided (used) by investing activities from continuing operations	(1,080)	4,151
Financing Activities:
Repurchase of convertible notes	(20,667)	—
Repayment of credit facilities	(40,000)	(25,000)
Stock repurchases	—	(4,445)
Excess tax benefits from stock-based award activity	16,865	22,081
Proceeds from stock option exercises	1,088	1,616
Proceeds from issuance of stock through employee stock purchase plan	562	608
Tax payments from shares withheld upon vesting of restricted stock units	(329)	(435)
Net cash used by financing activities from continuing operations	(42,481)	(5,575)
Net cash provided by continuing operations	8,166	26,763

Net cash provided by operating activities from discontinued operations	8,402	2,726
Net cash used by investing activities from discontinued operations	(479)	(1,135)
Net cash used by financing activities from discontinued operations	(3,607)	(10,220)
Net cash provided (used) by discontinued operations	4,316	(8,629)

Net increase in cash and cash equivalents	12,482	18,134
Cash and cash equivalents, beginning of period	55,473	41,968
Cash and cash equivalents, end of period	$67,955	$60,102

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2016	2015
Revenue:
Wealth Management	$77,291	$—
Tax Preparation	88,474	81,068
Total revenue	165,765	81,068
Operating income:
Wealth Management	10,906	—
Tax Preparation	47,573	44,145
Corporate-level activity (1)	(19,033)	(11,867)
Total operating income	39,446	32,278
Other loss, net	(7,514)	(2,995)
Income tax expense	(11,643)	(9,868)
Discontinued operations, net of income taxes	2,522	3,685
Net income	$22,811	$23,100
(1) Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2016	2015
Operating expenses	$4,699	$4,376
Stock-based compensation	4,229	1,905
Depreciation	1,122	538
Amortization of acquired intangible assets	8,983	5,048
Total corporate-level activity	$19,033	$11,867

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2016	2015
Operating income (2)	$39,446	$32,278
Stock-based compensation	4,229	1,905
Depreciation and amortization of acquired intangible assets	10,105	5,586
Adjusted EBITDA	$53,780	$39,769

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2016	2015
Net income attributable to Blucora, Inc.(2)	$22,667	$23,100
Stock-based compensation	4,229	1,905
Amortization of acquired intangible assets	8,983	5,048
Accretion of debt discount on Convertible Senior Notes	963	940
Accelerated accretion of debt discount on Convertible Senior Notes	1,628	—
Gain on Convertible Senior Notes repurchased	(7,724)	—
Discontinued operations, net of income taxes	(2,522)	(3,685)
Impact of noncontrolling interests	144	—
Cash tax impact of adjustments to GAAP net income	339	(34)
Non-cash income tax expense (1)	10,579	9,811
Non-GAAP net income	$39,286	$37,085

Per diluted share:
Net income attributable to Blucora, Inc.	$0.54	$0.55
Stock-based compensation	0.10	0.05
Amortization of acquired intangible assets	0.23	0.13
Accretion of debt discount on Convertible Senior Notes	0.02	0.02
Accelerated accretion of debt discount on Convertible Senior Notes	0.04	—
Gain on Convertible Senior Notes repurchased	(0.19)	—
Discontinued operations, net of income taxes	(0.06)	(0.09)
Impact of noncontrolling interests	0.00	—
Cash tax impact of adjustments to GAAP net income	0.01	0.00
Non-cash income tax expense	0.25	0.23
Non-GAAP net income	$0.94	$0.89
Weighted average shares outstanding used in computing per diluted share amounts	41,610	41,899

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(As Reported and Pro Forma)
Preliminary Adjusted EBITDA Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2016	2015
	As reported	Pro forma
Operating income	$39,446	$34,198
Stock-based compensation	4,229	2,889
Depreciation and amortization of acquired intangible assets	10,105	11,329
Adjusted EBITDA	$53,780	$48,416

Preliminary Non-GAAP Net Income Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended March 31,
	2016	2015
	As reported	Pro forma
Net income attributable to Blucora, Inc.	$22,667	$18,415
Stock-based compensation	4,229	2,889
Amortization of acquired intangible assets	8,983	10,185
Accretion of debt discount on Convertible Senior Notes	963	940
Accelerated accretion of debt discount on Convertible Senior Notes	1,628	—
Gain on Convertible Senior Notes repurchased	(7,724)	—
Discontinued operations, net of income taxes	(2,522)	(3,685)
Impact of noncontrolling interests	144	—
Cash tax impact of adjustments to GAAP net income	339	(100)
Non-cash income tax expense	10,579	8,671
Non-GAAP net income	$39,286	$37,315

Per diluted share:
Net income attributable to Blucora, Inc.	$0.54	$0.44
Stock-based compensation	0.10	0.07
Amortization of acquired intangible assets	0.23	0.24
Accretion of debt discount on Convertible Senior Notes	0.02	0.02
Accelerated accretion of debt discount on Convertible Senior Notes	0.04	—
Gain on Convertible Senior Notes repurchased	(0.19)	—
Discontinued operations, net of income taxes	(0.06)	(0.09)
Impact of noncontrolling interests	0.00	—
Cash tax impact of adjustments to GAAP net income	0.01	0.00
Non-cash income tax expense	0.25	0.21
Non-GAAP net income	$0.94	$0.89
Weighted average shares outstanding used in computing per diluted share amounts	41,610	41,899

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2016		December 31, 2016
Income (loss) from continuing operations	$4,500	$6,300	$(5,000)	$(1,300)
Stock-based compensation	4,300	4,300	18,700	17,700
Depreciation and amortization of acquired intangible assets	9,600	9,500	39,200	38,900
Other loss, net (3)	12,800	12,300	39,900	39,400
Income tax (benefit) expense	2,500	3,500	(2,800)	(700)
Adjusted EBITDA	$33,700	$35,900	$90,000	$94,000
Preliminary Non-GAAP Income from Continuing Operations Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2016		December 31, 2016
Income (loss) from continuing operations	$4,500	$6,300	$(5,000)	$(1,300)
Stock-based compensation	4,300	4,300	18,700	17,700
Amortization of acquired intangible assets	8,400	8,400	34,200	34,100
Accretion of debt discount on Convertible Senior Notes	1,000	1,000	3,700	3,700
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,600	1,600
Gain on Convertible Senior Notes repurchased	—	—	(7,700)	(7,700)
Cash tax impact of adjustments to income (loss) from continuing operations	—	—	300	300
Non-cash income tax (benefit) expense	1,800	2,700	(5,900)	(4,000)
Non-GAAP income from continuing operations	$20,000	$22,700	$39,900	$44,400

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016 and the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015. We define Adjusted EBITDA as operating income, determined in accordance with GAAP, excluding the effects of depreciation, amortization of acquired intangible assets (including acquired technology), and stock-based compensation.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income differently for this report than we have defined it in the past, due to the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016 and the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015. For this report, we define non-GAAP net income as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (included acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes, gain on Convertible Senior Notes repurchased, discontinued operations, the impact of noncontrolling interests, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, gain/loss on debt extinguishment and modification expense, and gain on third party bankruptcy settlement.